UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) December 12, 2008

Center Financial Corporation

(Exact name of Registrant as specified in its charter)

California

(State or Other Jurisdiction of Incorporation)

000-50050	52-2380548
(Commission file number)	(IRS Employer Identification No)

3435 Wilshire Boulevard, Suite 700, Los Angeles, California 90010

(Address of principal executive offices)

(213) 251-2222

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the follow provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

Pursuant to a Letter Agreement dated December 12, 2008, and the Securities Purchase Agreement—Standard Terms attached thereto (the “Securities Purchase Agreement”), the Company issued to the United States Department of the Treasury (“Treasury Department”) 55,000 shares of the Company’s Series A Fixed Rate Perpetual Preferred Stock, without par value (the “Series A Preferred Stock”), having a liquidation amount per share equal to $1,000 for a total price of $55 million. The Series A Preferred Stock pays cumulative dividends at a rate of 5% per year for the first five years and thereafter at a rate of 9% per year. The Company may not redeem the Series A Preferred Stock during the first three years except with the proceeds from a “qualified equity offering” (as defined in the Certificate of Determination described in Item 5.03). After three years, the Company may, at its option, redeem the Series A Preferred Stock at par value plus accrued and unpaid dividends. The Series A Preferred Stock is generally non-voting. Prior to December 12, 2011, unless the Company has redeemed the Series A Preferred Stock or the Treasury Department has transferred the Series A Preferred Stock to a third party, the consent of the Treasury Department will be required for the Company to issue a common stock dividend or repurchase its common stock, or other equity or capital securities, other than in connection with benefit plans consistent with past practice and certain other circumstances specified in the Securities Purchase Agreement. The Securities Purchase Agreement is included in Exhibit 10.1 hereto and is incorporated herein by reference.

As part of its purchase of the Series A Preferred Stock, the Treasury Department received a warrant (the “Warrant”) to purchase 864,780 shares of the Company’s common stock at an initial per share exercise price of $9.54. The Warrant provides for the adjustment of the exercise price and the number of shares of our common stock issuable upon exercise pursuant to customary anti-dilution provisions, such as upon stock splits or distributions of securities or other assets to holders of our common stock, and upon certain issuances of our common stock at or below a specified price relative to the initial exercise price. The Warrant expires ten years from the issuance date. If, on or prior to December 31, 2009, the Company receives aggregate gross cash proceeds of not less than $55 million from “qualified equity offerings” announced after December 12, 2008, the number of shares of common stock issuable pursuant to the Treasury Department’s exercise of the Warrant will be reduced by one-half of the original number of shares, taking into account all adjustments, underlying the Warrant. Pursuant to the Securities Purchase Agreement, the Treasury Department has agreed not to exercise voting power with respect to any shares of common stock issued upon exercise of the Warrant. The Warrant is attached as Exhibit 4.3 hereto and is incorporated herein by reference.

The Series A Preferred Stock and the Warrant were issued in a private placement exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended. We have agreed to register for resale the Series A Preferred Stock, the Warrant, and the shares of common stock underlying the Warrant (the “Warrant Shares”) if requested to do so by the Treasury Department. Neither the Series A Preferred Stock nor the Warrant will be subject to any contractual restrictions on transfer, except that the Treasury Department may only transfer or exercise an aggregate of one-half of the Warrant Shares prior to the earlier of the redemption of 100% of the Shares of Series A Preferred Stock and December 31, 2009.

In the Securities Purchase Agreement, the Company agreed that, until such time as the Treasury Department ceases to own any securities acquired from us pursuant to the Securities Purchase Agreement, the Company will take all necessary action to ensure that our benefit plans with respect to our senior executive officers comply with Section 111(b) of the Emergency Economic Stabilization Act of 2008 (“EESA”) as implemented by any guidance or regulation under Section 111(b) of EESA that has been issued and is in effect as of the date of issuance of the Series A Preferred Stock and the Warrant and not adopt any benefit plans with respect to, or which cover, our senior executive officers that do not comply with EESA. The Company’s five senior executive officers have consented to the foregoing, and the three applicable executives and have executed either amendments to their employment agreement or agreements concerning their compensation arrangements in order to comply with EESA, and copies of the forms of waivers and of the agreements are attached as Exhibits 10.2 through 10.5.

In addition, as discussed further in Item 5.03 below, the Company has agreed to maintain a range of directors which would allow two additional seats on its Board of Directors to be filled by the Treasury Department in the event the Company should default on six dividend payments, whether or not consecutive, due on its Series A Preferred Stock.

Item 3.02 Unregistered Sales of Equity Securities.

The information set forth under “Item 1.01 Entry into a Material Definitive Agreement” is incorporated by reference into this Item 3.02.

Item 3.03 Material Modification to Rights of Securityholders.

Prior to December 12, 2011, unless the Company has redeemed the Series A Preferred Stock or the Treasury Department has transferred the Series A Preferred Stock to a third party, the consent of the Treasury Department will be required for us to (1) declare or pay any dividend or make any distribution on our common stock, or (2) redeem, purchase or acquire any shares of the Company’s common stock or other equity or capital securities, other than in connection with benefit plans consistent with past practice and certain other circumstances specified in the Securities Purchase Agreement.

In addition, under the Certificate of Determination described in Item 5.03, the Company’s ability to declare or pay dividends or repurchase our common stock or other equity or capital securities will be subject to restrictions in the event that the Company fails to declare and pay (or set aside for payment) full dividends on the Series A Preferred Stock.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensation Arrangements of Certain Officers.

The information concerning executive compensation set forth under “Item 1.01 Entry into a Material Definitive Agreement” is incorporated by reference into this Item 5.02.

Item 5.03 Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year

On December 9, 2008, the Company filed a Certificate of Determination (the “Certificate of Determination”) with the California Secretary of State for the purpose of amending its Restated Certificate of Incorporation to fix the designations, preferences, limitations and relative rights of the Preferred Stock. A copy of the Certificate of Determination is attached as Exhibit 4.1 hereto and is incorporated herein by reference.

In connection with the filing of the Certificate of Determination, the Company also entered into a Side Letter Agreement with the Treasury on December 12, 2008, which requires at all times that the Company maintain a range of directors which would allow two additional seats on its Board of Directors to be filled by the Treasury Department in the event the Company should default on six dividend payments, whether or not consecutive, due on its Series A Preferred Stock. A copy of the Side Letter Agreement is attached hereto as Exhibit 10.6 and incorporated herein by reference,

On December 10, 2008, the Board of Directors adopted an amendment to the Company’s Bylaws providing that in the event the Company should default on six dividend payments, whether or not consecutive, due on its Series A Preferred Stock, the number of authorized directors shall automatically be increased by two. A copy of the Bylaw amendment is attached as Exhibit 3.1 hereto and is incorporated herein by reference.

In the event of such default, pursuant to the Certificate of Determination, the holders of the Preferred Stock shall have the right to elect two directors to fill the vacancy created by the automatic increase in the number of directors described above, at the next annual meeting of shareholders (or special meeting called earlier for that purpose).

Item 8.01 Other Events

On December 12, 2008, the Company issued a news release announcing the consummation of the transactions described above under “Item 1.01. Entry into a Material Definitive Agreement.” A copy of the news release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

The following exhibits are filed herewith:

Exhibit No.	Description

3.1	Amendment to the Bylaws of Center Financial Corporation adopted December 10, 2008

4.1	Certificate of Determination for the Series A Preferred Stock

4.2	Form of Certificate for the Series A Preferred Stock

4.3	Warrant for Purchase of Shares of Common Stock

10.1	Letter Agreement dated December 12, 2008, between Center Financial Corporation and the United States Department of the Treasury, which includes the Securities Purchase Agreement-Standard Terms attached thereto, with respect to the issuance and sale of the Series A Preferred Stock and the Warrant

10.2	Form of Waiver, executed by each of Jae Whan Yoo, Lisa Kim Pai, Lonny D. Robinson, Jason Kim and Sook Kyong Goo.

10.3	Amendment to Employment Agreement between Center Financial Corporation, Center Bank and Jae Whan Yoo dated November 25, 2008.

10.4	Agreement Concerning Employment Arrangements between Center Financial Corporation, Center Bank and Lisa Kim Pai dated November 25, 2008.

10.5	Agreement Concerning Employment Arrangements between Center Financial Corporation, Center Bank and Lonny D. Robinson dated November 25, 2008.

10.6	Side Letter Agreement dated December 12, 2008, between Center Financial Corporation and The Department of Treasury regarding maintenance of two open seats on Board of Directors

99.1	News release dated December 12, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized:

CENTER FINANCIAL CORPORATION

Date: December 12, 2008	By:	/s/ Jae Whan Yoo
Jae Whan Yoo
Chief Executive Officer and President